UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 1st Avenue

Needham, Massachusetts 02494

This Supplement No. 1 provides updated and amended information with respect to the Proxy Statement of Tripadvisor, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2021, in connection with the Company’s Annual Meeting of Shareholders scheduled to be held on June 8, 2021 (the “Annual Meeting”).

On June 1, 2021, the Company announced an expansion of the strategic partnership with Trip.com Group Limited (Nasdaq: TCOM) (“Trip.com”) first announced in November 2019, including a new commercial agreement and waiver under the Governance Agreement.  Trip.com and Tripadvisor have agreed to expand their strategic partnership to include Tripadvisor Plus. Initially, Trip.com will provide access to preferential pricing on at least 10,000 properties to benefit the Tripadvisor Plus offering, Tripadvisor’s new, direct-to-consumer subscription service. This collaboration, to be launched later this year, is expected to be expanded over time.

Additionally, Trip.com has been granted approval under the Governance Agreement to sell a portion of its holdings in Tripadvisor, which at April 16, 2021 consisted of approximately 6.95 million shares, to meet its corporate needs. Sales by Trip.com are expected to occur in multiple tranches throughout 2021. Trip.com has relinquished its contractual right under the Governance Agreement to nominate a director to the Tripadvisor board of directors, which position has been held by Trip.com CEO, Jane Sun. As an indication of the commitment to the ongoing relationship between the companies, Ms. Sun will continue to serve on the Tripadvisor board, subject to the typical shareholder voting process.

Ctrip Investment Holding Ltd., a subsidiary of Trip.com Group and Tripadvisor’s subsidiary, Tripadvisor Singapore Private Limited, will continue to partner on their joint venture that serves travelers throughout mainland China.

This Supplement is being filed with the SEC and made available to shareholders on or about June 1, 2021. The information contained in this Supplement should be read in conjunction with the Notice of Internet Availability of Proxy Materials (the “Notice”) and the accompanying Proxy Statement, furnished in connection with the solicitation of proxies by the Board of Directors of the Company (each, a “Director” and, together, the “Board”) for use at the Annual Meeting. There is no change to the record date of April 26, 2021 (the “Record Date”), and as such, only holders of record of the Company’s common shares as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.